UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2013
TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14901 South Orange Blossom Trail Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement

On September 11, 2013, Tupperware Brands Corporation (the “Company”) and its wholly owned subsidiary Tupperware International Holdings B.V. (the “Subsidiary Borrower”), amended and restated its multicurrency Credit Agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”), swingline lender and issuing bank, Crédit Agricole Corporate and Investment Bank, HSBC Bank USA, N.A., KeyBank National Association and the Royal Bank of Scotland, as syndication agents, joint book runners and joint lead arrangers. The New Credit Agreement replaces the Credit Agreement dated June 2, 2011 (the “Old Credit Facility”) and, other than a higher amount that may be borrowed and a more favorable interest rate spread, has terms and conditions similar to that of the Old Credit Facility. The Credit Agreement makes available to the Company and the Subsidiary Borrower a new five-year credit facility in an aggregate amount of $650 million (the “Facility Amount”). The Credit Agreement provides (i) a revolving credit facility, available up to the full amount of the Facility Amount, (ii) a letter of credit facility, available up to $50 million of the Facility Amount, and (iii) a swingline facility, available up to $100 million of the Facility Amount. Each of such facilities is fully available to the Company and is available to the Subsidiary Borrower up to an aggregate amount not to exceed $325 million. The Company is permitted to increase, on up to three occasions, the Facility Amount by a total of up to $200 million (for a maximum aggregate Facility Amount of $850 million), subject to certain conditions.

Loans made under the revolving credit facility will comprise either (i) “Eurocurrency Borrowings”, bearing interest determined in reference to the London interbank offered rate for the applicable currency and interest period, plus a margin or (ii) “ABR Borrowings”, bearing interest at the sum of (A) the greatest of (x) the rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate, (y) the Federal funds rate plus 0.5% and (z) one month LIBOR, plus 1%, and (B) a margin. The applicable margin in each case will be determined by reference to a pricing schedule and will be based upon the ratio (the “Consolidated Leverage Ratio”) at any time of the consolidated funded indebtedness of the Company and its subsidiaries to the consolidated EBITDA (as defined in the Credit Agreement and further described below) of the Company and its subsidiaries for the four (4) fiscal quarters then most recently ended. The applicable margin for ABR Borrowings ranges from 0.25% to 1.25%. The applicable margin for Eurocurrency Borrowings ranges from 1.25% to 2.25%. Loans made under the swingline facility will bear interest, if denominated in U.S. Dollars, at the same rate as an ABR Borrowing and, if denominated in another currency, at a rate to be agreed between the Company and the swingline lender prior to the extension of such loan.

The Credit Agreement contains covenants that, among other things, generally restrict the Company's ability to incur subsidiary indebtedness, create liens on and sell assets, engage in liquidation or dissolutions, engage in mergers or consolidations, or change lines of business. These covenants are subject to significant exceptions and qualifications.

The Credit Agreement has a maximum Consolidated Leverage Ratio of 3.25 to 1.0 and a minimum interest coverage ratio of 3.0 to 1.0 (defined as consolidated EBITDA divided by consolidated total interest expense). For purposes of the Credit Agreement, consolidated EBITDA represents earnings before interest, income taxes, depreciation and amortization, as adjusted to exclude unusual, non-recurring gains as well as non-cash charges and certain other items.

The Credit Agreement contains certain customary events of default.

Under the Credit Agreement, all obligations and liabilities of the Company and the Subsidiary Borrower have been guaranteed by the Company's wholly owned subsidiary, Dart Industries Inc. (“Guarantor”).

Some of the lenders in the Credit Agreement and/or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management, foreign exchange contracts, interest rate swaps and letters of credit, and have participated in the Company's prior credit agreements and sales of debt.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such exhibit.

Collateral Arrangement

As security for the guarantee of the Company's and Subsidiary Borrower's obligations under the of the Credit Agreement, the Guarantor has granted to JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”), for the benefit of the lenders under the Credit Agreement, and potential future senior creditors a security interest in certain “Tupperware” trademarks and service marks owned by the Guarantor (the “Collateral”). The Company has also entered into an Intercreditor and Collateral Agency Agreement with the Administrative Agent, the Collateral Agent and the Guarantor which provides for the priorities and other relative rights among the holders of the obligations under the Credit Agreement, and the holders of any other future outstanding senior debt that has a pari passu lien on the Collateral.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the closing of the Credit Agreement, the Company terminated the Old Credit Facility, among Tupperware Brands Corporation JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”), swingline lender and issuing bank, KeyBank National Association, as syndication agent, BNP Paribas, Crédit Agricole Corporate and Investment Bank and Mizuho Corporate Bank, Ltd., as co-documentation agents, and the lenders party thereto. The Old Credit Facility provided for an aggregate commitment of $450 million with an ability to increase the total by $200 million (for a maximum aggregate Facility Amount of $650 million). The Old Credit Facility was replaced by the New Credit Agreement described in Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item No.	Exhibit

10.1
Credit Agreement, dated as of September 11, 2013 among Tupperware Brands Corporation, Tupperware International Holdings B.V., the lenders party thereto, JPMorgan Chase Bank, N.A., Crédit Agricole Corporate and Investment Bank, HSBC Bank USA, N.A., KeyBank National Association and the Royal Bank of Scotland PLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: September 16, 2013	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President and Chief Legal Officer and Secretary